Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-214641 and 333-228479) on Form S-3 and the Registration Statements (Nos. 333-02631, 333-65514, 333-167721 and 333-237428) on Form S-8 of ImmuCell Corporation of our report dated March 30, 2021, relating to the financial statements of ImmuCell Corporation, appearing in this Annual Report on Form 10-K of ImmuCell Corporation for the years ended December 31, 2020 and 2019.

/s/ WIPFLI LLP
South Portland, Maine
March 30, 2021